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                                                                    Exhibit 3.1b

Microfilm Number __________________     Filed with the Department of State on
                                        MAR 23, 1999

Entity Number    2797279                ----------------------------------------
                                             Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev 91)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: Keystone Automotive Operations, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) 44 Tunkhannock Avenue      Exeter     PA        18643      Luzerne
         -----------------------------------------------------------------------
         Number and Street          City       State      Zip       County

     (b) c/o:
              ------------------------------------------------------------------
               Name of Commercial Registered Office Provider        County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law of 1988

4.   The date of its incorporation is: January 29, 1998

5.   (Check, and if appropriate complete, one of the following):

     [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     [_]  The amendments shall be effective on: _____________ at _______________
                                                      Date                  Hour

6.   (Check one of the following):

     [X] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     [_] The amendments was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c)

7.   (Check, and if appropriate complete, one of the following):

     [X] The amendment adopted by the corporation, set forth in full, is as follows: See Exhibit "A" attached.

     [_] The amendment adopted by the corporation, set forth in full in Exhibit A attached hereto and made a part hereof.

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8.   (Check if the amendment restates the Articles):

     [_] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendments to be signed by a duly authorized officer thereof this 23/rd/ day of February 1999.

                                        KEYSTONE AUTOMOTIVE OPERATIONS, INC.


                                        By:    /s/ Ronald Elmquist
                                            ------------------------------------
                                        Title: President and Chief Executive
                                               Officer


                                        2

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                                   EXHIBIT "A"
                                   -----------

     The first paragraph of Article Sixth of the Articles of Incorporation is amended to read in its entirety as follows:

     "Capital Stock. The aggregate number of shares which the Corporation is authorized to issue is 700,000, consisting of 500,000 shares of common stock $.01 par value per share ("Common Stock"), 175,000 shares of preferred stock, stated value $649.00 per share, which shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), and 25,000 shares of additional preferred stock which shall be undesignated."

Paragraph 1.1 of Exhibit A-Designations for Series A Preferred Stock is amended to read in its entirety as follows:

     "1.1. Designation and Number of Shares of Series A Preferred Stock. The designation of the series of preferred stock in this Section 1 is Series A Preferred Stock and the number of shares of such series is 175,000 shares having a stated value per share equal to $649.99 (the "Series A Preferred Stock Stated Value"). The Series A Preferred Stock shall rank senior to all other shares of capital stock of the Corporation."